Exhibit 99.1
NationsHealth Enters Into a Definitive Merger Agreement to be Acquired by
ComVest Investment Partners III
Sunrise, FL, April 30, 2009 — NationsHealth, Inc. (“NationsHealth”) (OTCBB: NHRXE), announced today that it has entered into a definitive merger agreement pursuant to which NationsHealth shall be acquired and taken private by ComVest NationsHealth Holdings, LLC, a wholly-owned subsidiary of ComVest Investment Partners III, L.P. (collectively, “ComVest”), a Florida-based private equity firm. Under the terms of the definitive merger agreement, ComVest will acquire all issued and outstanding shares of common stock of NationsHealth for $0.12 per share in cash, other than certain stockholders and members of NationsHealth management. The proposed transaction is expected to close by the third quarter of 2009.
Glenn Parker, MD, chief executive officer of NationsHealth, said, “This proposed transaction provides NationsHealth the additional capital needed to execute upon its strategic initiatives. Upon completion of the transaction, NationsHealth will become a private company that will provide us greater flexibility to accomplish our long-term plans, and produce a better partnership with our customers, suppliers and employees.”
In connection with the transaction, NationsHealth entered into amendments with its credit facility lender and subordinated note holder, pursuant to which both debt facilities will remain in existence on substantially similar terms and conditions following the closing of the transactions contemplated under the definitive merger agreement. Concurrently with the execution of the definitive merger agreement, ComVest has provided NationsHealth a bridge loan in the principal amount of $3.0 million, which will convert into shares of NationsHealth convertible preferred stock at $0.12 per share upon closing of the transaction. ComVest will make an additional $5.0 million investment in NationsHealth at closing in the form of NationsHealth convertible preferred stock at $0.12 per share, the proceeds of which will be used to take NationsHealth private and for general working capital purposes. In addition, ComVest shall have the right to make an additional $2.0 million investment in NationsHealth convertible preferred stock at $0.12 per share for a period of one year following the closing date.
A Special Committee of independent directors and the NationsHealth Board of Directors have approved the definitive merger agreement and recommended to the NationsHealth stockholders that they approve the definitive merger agreement. The NationsHealth Board of Directors, in conjunction with the Special Committee, has carefully considered this offer with the counsel of independent legal and financial advisors and, after extensive negotiations, concluded that this transaction is in the best interest of NationsHealth’s stockholders. The transaction, which is expected to close by the third quarter of 2009, is subject to approval by NationsHealth’s stockholders, as well as other customary closing conditions. Additionally, stockholders representing over 50% of the issued and outstanding shares of common stock of NationsHealth have entered into a voting agreement in favor of the merger.

Deloitte & Touche Corporate Finance LLC is acting as financial advisor to NationsHealth. Ladenburg Thalmann & Co. Inc. has rendered a fairness opinion in connection with the merger transaction to NationsHealth’s Special Committee. Legal counsel to NationsHealth’s Special Committee is Broad and Cassel.
Legal counsel to NationsHealth and its Board of Directors is McDermott Will & Emery LLP. Legal counsel to ComVest is Foley & Lardner LLP.
About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies and insulin pumps, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and member service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information, please visit http://www.nationshealth.com.
About ComVest:
The ComVest Group is a leading private investment firm focused on providing debt and equity solutions to middle-market companies with enterprise values of less than $250 million. Since 1988, ComVest has invested more than $2 billion of capital in over 200 public and private companies worldwide. Through its extensive financial resources and broad network of industry experts, ComVest is able to offer its companies total financial sponsorship, critical strategic support and business development assistance.
Forward-Looking Statements:
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements regarding anticipated benefits of the proposed merger, expected financial benefits to our stockholders, anticipated benefits to our business flexibility, potential benefits to our associates, suppliers and customers, anticipated future financial and operating performance and results, expectations for our products, our positioning in the marketplace and our expected growth.

These statements are based on our management’s current expectations. There are a number of risks and uncertainties that could cause our actual results to differ materially. For example, we may be unable to obtain stockholder or regulatory approvals required for the merger. The merger may involve unexpected costs. Our business may suffer as a result of uncertainty surrounding the merger. Certain other risks associated with our business are discussed from time to time in the reports filed by NationsHealth with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed by NationsHealth on April 30, 2009. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein. NationsHealth disclaims any intent or obligation to update these forward-looking statements.
Additional Information and Where to Find It:
In connection with the proposed merger, NationsHealth will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by NationsHealth at the Securities and Exchange Commission’s web site at http://www.sec.gov and on NationsHealth’s website at http://www.nationshealth.com.
NationsHealth and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of NationsHealth’s participants in the solicitation will be set forth in NationsHealth’s proxy statement relating to the merger when it becomes available.
Contacts:
For NationsHealth:
Tim Fairbanks — 954-903-5018
For Comvest:
Daniel Nenadovic — 561-868-6060